Exhibit 10.34
EXECUTION VERSION
AMENDMENT AGREEMENT TO THE CREDIT AGREEMENT
10 August 2011
DRILLSHIP SKOPELOS OWNERS INC.
as Owner
DRYSHIPS INC
as Sponsor
and
OCEAN RIG UDW INC.
as Ocean Rig guarantor
DEUTSCHE BANK AG, LONDON BRANCH
as Bookrunner and Mandated Lead Arranger
DEUTSCHE BANK AG, LONDON BRANCH
as Swap Bank
DEUTSCHE BANK LUXEMBOURG S.A.
as Facility Agent for itself and on behalf of various financial institutions as Lenders
and
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT
as Security Trustee

THIS AMENDMENT AGREEMENT is dated 10 August 2011
BETWEEN:
(1)	DRILLSHIP SKOPELOS OWNERS INC. a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the Owner);
(2)	DRYSHIPS INC. a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the Sponsor);
(3)	OCEAN RIG UDW INC., a corporation incorporated in the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as acceding guarantor (Ocean Rig);
(4)	DEUTSCHE BANK AG, LONDON BRANCH as bookrunner and mandated lead arranger (in this capacity the Bookrunner and Mandated Lead Arranger);
(5)	DEUTSCHE BANK AG, LONDON BRANCH as swap bank (in this capacity the Deutsche Swap Bank);
(6)	DEUTSCHE BANK LUXEMBOURG S.A. as facility agent for itself and on behalf of the financial institutions listed in Schedule 1 (Original Lenders) as original lenders (the Original Lenders) (in this capacity the Facility Agent); and
(7)	DEUTSCHE BANK AG FELIALE DEUTSCHLANDGESCHÄFT as security trustee (in this capacity the Security Trustee).
WHEREAS:
(A)	Pursuant to a credit agreement dated 18 July 2008 as amended on 17 September 2008, 18 December 2008 and 29 January 2010 and most recently amended and restated on 27 April 2011 and now between, amongst others, the Owner as borrower, the Facility Agent, the Mandated Lead Arranger and the Security Trustee (the Credit Agreement), the Owner has agreed to borrow and the Original Lenders have agreed to lend upon the terms and conditions set out in the Credit Agreement.
(B)	On 20 July 2011 Ocean Rig Drilling Operations BV entered into a charter agreement with Petróleo Brasileiro S.A. — Petrobras (Petrobras Brasil), and Ocean Rig Do Brasil Serviços De Petró1eo LTDA entered into a services contract with Petrobras Brasil, each in respect of the Vessel for the chartering and management of the Vessel for operations offshore Brazil.
(C)	On 20 June 2011, the Owner transferred all amounts standing to the credit of the Equity Account from the Equity Account to the Debt Service Reserve Account in anticipation of a release of the balance on the Equity Account and a funding of the Debt Service Reserve Account on the Vessel and Sister Vessel Drilling Charter Date in accordance with clauses 12.2(d) and 12.8(a) of the Credit Agreement respectively.
(D)	Accordingly the Parties are entering into this Agreement, in the case of the Owner, the Bookrunner and Mandated Lead Arranger, the Deutsche Swap Bank, the Facility Agent and the Security Trustee to amend the Credit Agreement and in the case of the Sponsor and Ocean Rig to confirm the continuation of the Sponsor Construction and Post-Delivery Guarantee and the Ocean Rig Guarantee

respectively notwithstanding the amendments to the Credit Agreement contemplated by this Agreement.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the recitals hereto) capitalised terms defined in the Credit Agreement have, unless specified, the same meaning when used in this Agreement and:

Credit Agreement Parties means the Owner, the Bookrunner and Mandated Lead Arranger, the Deutsche Swap Bank, the Facility Agent and the Security Trustee;

Effective Date means the date stated as such in the Effective Date Notice;

Effective Date Notice means a notice to be signed by the Facility Agent substantially in the form set out in Schedule 3 (Form of Effective Date Notice) (the Effective Date Notice); and

Parties means the parties to this Agreement.

1.2	A reference to a Clause or a Schedule is a reference to a clause or a schedule of this Agreement.

2.	AMENDMENT EFFECTIVE DATE

2.1	The Credit Agreement Parties each agree and acknowledge that on and from the Effective Date the Credit Agreement will be amended as set out in Clause 3 (Amendments) below.

2.2	The Facility Agent shall serve the Effective Date Notice on the other Parties when it has received all of the conditions precedent set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all of the Lenders).

3.	AMENDMENTS

With effect on and from the Effective Date, the Credit Agreement is amended as follows (references in this Clause 3 (Amendments) to clauses, schedules and parts of schedules are references to those provisions of the Credit Agreement):

3.1	in clause 1.1:
(a)	in the definition of “Account Bank Mandate” the words “(other than the Equity Account)” are deleted;

(b)	in the definition of “Accounts” the words “, the Equity Account” are deleted;

(c)	in the definition of “Accounts Charge Agreement” the words “(other than the Equity Account)” are deleted;

(d)	the definition of “Approved Petrobras Charter” is deleted and replaced as follows:

“Approved Kithira Petrobras Charter means the agreement in respect of the Sister Vessel for the provision of drilling services with contract number 026-2010 between Petrobras Tanzania and Ocean Rig, dated 21 December 2010.”;

(e)	the definition of “Charter Assignment” is deleted and replaced as follows:

“Charter Assignment means, in respect of a Drilling Charter (other than the Petrobras Brasil Charter), the security agreement entered into or to be entered into in the form attached at Appendix 3 (Form of Charter Assignment) from the Owner, or other counterparty to the Charterer under the Drilling Charter, to the Security Trustee in respect of:
(a)	its rights under that Drilling Charter; and

(b)	its rights under any applicable Charterer Parent Guarantee.”;
(f)	in the definition of “Delivery Loan” the words “Final Completion Date” are deleted and replaced with “Delivery Date”;

(g)	the definition of “Equity Account” be deleted and replaced as follows:

“Equity Account means the bank account that was opened in the name of the Owner with the Equity Account Bank with account number IBAN GR 0502600290000261200313916 and designated “Skopelos Equity Account””;

(h)	the definitions of “Equity Account Charge” and “Equity Account Charge Addendum” are deleted;

(i)	the definition of “Equity Collateral” be deleted and replaced as follows:

“Equity Collateral means the total amount of the cash security that was standing to the credit of the Equity Account (in an amount equal to USD 87,621,476), but which was transferred to the Debt Service Reserve Account on 20 June 2011”;

(j)	in paragraph (a) of the definition of “Final Completion Date”, the words “by the Owner” are deleted;

(k)	in the definition of “Instalment Loan 1 Availability Period” the words “Longstop Date” are deleted and replaced by “Petrobras Acceptance Longstop Date”;

(1)	in the definition of “Instalment Loan 2 Availability Period” the words “Longstop Date” are deleted and replaced by “Petrobras Acceptance Longstop Date”;

(m)	in the definition of “Instalment Loan 3 Availability Period” the words “Longstop Date” are deleted and replaced by “Petrobras Acceptance Longstop Date”;

(n)	the definition of “Longstop Date” is deleted;

(o)	the definition of “Petrobras Charter” is deleted;

(p)	in the definition of “Security Agreements”:
(i)	paragraph (i) (“the Equity Account Charge”) is deleted;

(ii)	paragraph (n) (“the Equity Account Charge Addendum”) is deleted;
(q)	the following new definitions are inserted:
(i)	“Petrobras Acceptance Longstop Date” means 13 January 2012;

(i)	“Petrobras Brasil means Petróleo Brasileiro S.A. — Petrobras, a mixed capital corporation, a mixed joint stock corporation (“sociedade de economia mista”)

enrolled with the National Register of Legal Entities of the Ministry of Finance under No. 33.000.167/0042-80, headquartered at Rodovia Amaral Peixoto 1100, Km 163, Imboassica, CEP 27975-290, Brazil.”;

(ii)	“Petrobras Brasil Charter means the agreement in respect of the Vessel for the provision of drilling services with contract number 2050.0066909.11.2 between Petrobras Brasil and Ocean Rig Drilling Operations BV, dated 20 July 2011.”;

(iii)	“Services Contract means the contract for services in relation to, and the management of, the Vessel with contract number 2050.0066910.11.2 between Petrobras Brasil and Ocean Rig Do Brasil Serviços De Petróleo Ltda, dated 20 July 2011.”;
3.2	in clause 3.3 the words “and conditions subsequent” are added after the words “conditions precedent”;

3.3	a new clause 3.4 is added as follows:

“3.4 Conditions Subsequent

The Owner undertakes to deliver to, or cause to be delivered to, the Facility Agent on or before the Petrobras Acceptance Longstop Date, a technical memorandum issued by the Technical Adviser covering the relevant Workscope, to be achieved by the Delivery Loan Utilisation Date and confirm that the construction milestones specified under Clause 16.29 (Construction Milestones) have been met.”;

3.4	in clause 4.1(b) the words “ten Business Days prior to the date of the proposed borrowing” are deleted and replaced with “3 Business Days prior to the date on which that part of the Delivery Loan which relates to all or part of the Instalment payable on the Delivery Date must be deposited by the Facility Agent into the account of the Refund Guarantor in accordance with Clause 3.1(b) above”;

3.5	in clause 4.2(a)(ii), the words “Final Completion Date” are deleted and replaced with “Delivery Date”;

3.6	in clause 6.2(d), the words “and accepted unconditionally by the Charterer under the relevant Drilling Charter by the date falling 210 days after the Scheduled Delivery Date (the Longstop Date), on the Business Day immediately succeeding the Longstop Date” are deleted and replaced with “by the Petrobras Acceptance Longstop Date”;

3.7	at the end of clause 6.2(j), the word “or” is deleted;

3.8	in clause 6.2(k):
(a)	the words “this Clause 6.2(k)(ii)” are deleted and replaced with “this Clause 6.2(k)”; and

(b)	the full stop (“.”) at the end of the clause is deleted and replaced with “; or”;
3.9	a new clause 6.2(1) is inserted as follows:
“(1)	if on or prior to the Delivery Date the obligations and requirements under Clause 16.36 (Petrobras Brasil Charter and Services Contract) below have not been satisfied.”;
3.10	a new clause 6.6 is added (and the remaining provisions of clause 6 renumbered accordingly) as follows:

“The Owner shall be obliged to prepay the whole of the Loans then outstanding (and each Lender’s Commitments shall be immediately cancelled) if in relation to the Petrobras Brasil Charter only, by the Petrobras Acceptance Longstop Date the Vessel has not been released to Petrobras Brasil and notice for commencement of the charter has not been given by Petrobras Brasil following completion of the general equipment tests (in accordance with article 2.2.1 of the Petrobras Brasil Charter).”;

3.11	in clause 12.1 (a), the words “(other than the Equity Account)” are deleted;

3.12	clause 12.1 (b) is deleted;

3.13	clause 12.2(a)(iii) is deleted;

3.14	clause 12.2(b) is deleted;

3.15	clause 12.2(c) is deleted;

3.16	clause 12.2(d) is deleted;

3.17	in clause 12.2(e):
(a)	the words “or, as the case may be, the Equity Account Bank” are deleted in both places in which they appear; and

(b)	clause 12.2(e)(i) is deleted;
3.18	a new clause 12.8(a) is inserted as follows (and the remaining sub-clauses of clause 12.8 are renumbered accordingly):
“(a)	The balance of the Debt Service Reserve Account shall at all times prior to the earlier to occur of the Vessel and Sister Vessel Drilling Charter Date and the Drilling Charter Cut-off Date be in an amount at least equal to the Equity Collateral. If the balance of the Debt Service Reserve Account falls at any time below an amount equal to the Equity Collateral, the Owner shall immediately pay, or procure that there is paid into the Debt Service Reserve Account such amount as shall restore the credit balance of the Debt Service Reserve Account to an amount equal to the Equity Collateral, provided that if the Vessel and Sister Vessel Drilling Charter Date has occurred and no Event of Default or Mandatory Prepayment Event has occurred and is continuing, notwithstanding Clause 12.8(b) below, the funds standing to the credit of the Debt Service Reserve Account relating to the Equity Collateral only, minus an amount equal to that required to be paid into the Debt Service Reserve Account pursuant to Clause 12.8(b) below, shall be released to the Owner or to its order.”;
3.19	clause 16.8 is amended by deletion of the words “funds released from the Equity Account pursuant to Clause 12.2(d) (Proceeds Account and Equity Account) above” and replacing them with “the Equity Collateral released from the Debt Service Reserve Account pursuant to Clause 12.8(a) above”;

3.20	in clause 16.22(a):
(a)	the words “, or permit to be let,” are inserted after “The Owner shall not let”;

(b)	the words “, other than in respect of the Petrobras Brasil Charter” are inserted before “with an Approved Rate”;

(c)	the word “any” in the first line of the definition of “Approved Charterer” is deleted and replaced with the words “(i) solely with respect to the Petrobras Brasil Charter, Petrobras Brasil or (ii) any other”;
3.21	clause 16.22(b) is deleted and replaced with the following;
“(b)	The Owner shall procure that on or prior to the Delivery Date, the counterparty to Petrobras Brasil under the Petrobras Brasil Charter and the counterparty to Petrobras Brasil under the Services Contract each enter into a deed of assignment of earnings in relation to the Petrobras Brasil Charter and the Services Contract respectively, as set out in Clause 16.36(b)(i) (Petrobras Brasil Charter and Services Contract) below.”;
3.22	clause 16.22(c) is deleted and replaced with the following:
“(c)	The Owner shall (i) at least twelve (12) months prior to the expiry date (howsoever described) of any Drilling Charter (other than the Petrobras Brasil Charter) and (ii) at least six (6) months prior to the expiry date (howsoever described) of the Petrobras Brasil Charter:
(i)	procure that a replacement Drilling Charter is entered into having a minimum term (excluding any optional extensions) of 2 years;

(ii)	execute a deed of assignment of time charter and earnings in substantially the same form as the Charter Assignment and shall procure that any notices, and shall use best efforts to procure than any acknowledgement, thereto are duly executed by the relevant parties to them; and

(iii)	provide a tax opinion from its tax advisers (which may be disclosed to the Finance Parties) in respect of potential withholding and income tax payable under the Transaction Documents in form and substance satisfactory to the Finance Parties.”;
3.23	a new clause 16.36 is inserted as follows:

“16.36 Petrobras Brasil Charter and Services Contract
(a)	On or before the Delivery Date the Owner shall:
(i)	enter into and procure that all other relevant parties enter into such documentation as the Facility Agent (acting on the instructions of all of the Lenders) considers necessary or desirable (including, without limitation, security documentation and documentation to amend this Agreement) in order to effect any Petrobras Brasil Charter transfer and/or bareboat chartering arrangements required as a result of Petróleo Brasileiro S.A. and Ocean Rig Drilling Operations BV (rather than the Owner) entering into the Petrobras Brasil Charter, and as a result of Petróleo Brasileiro S.A. and Ocean Rig Do Brasil Serviços De Petró1eo Ltda (rather than the Owner) entering into the Services Contract in order to accommodate the Services Contract in the chartering structure, without materially affecting the Lenders’ position with regard to tax, cash flows, charterer credit or security;

(ii)	provide and procure that all other relevant parties provide in favour of the Security Trustee, on behalf of the Secured Parties:
(A)	a first priority assignment of time charter and earnings by way of security over all of the right, title and interest of the Owner and/or any of its Affiliates in any bareboat charter as referred to in Clause 16.36(a) above

(and shall procure that any notices, and shall use best efforts to procure that any acknowledgements, thereto are duly executed by the relevant parties to them); and

(B)	tax opinions from its tax advisers in respect of all relevant jurisdictions (which may be disclosed to the Finance Parties) in respect of potential withholding and income tax payable under the Transaction Documents and any bareboat charter as referred to in Clause 16.36(a) above, in form and substance satisfactory to each of the Finance Parties; and
(b)	on or before the date 10 Business Days following the Delivery Date the Owner shall provide and procure that all other relevant parties provide in favour of the Security Trustee, on behalf of the Secured Parties, a deed of assignment of earnings in relation to each of the Petrobras Brasil Charter and the Services Contract (and shall procure that any notices, and shall use best efforts to procure that any acknowledgements, thereto are duly executed by the relevant parties to them), all such documentation and arrangements referred to in Clauses 16.36(a) and 16.36(b) being on terms and in form satisfactory to the Facility Agent (acting on the instructions of all of the Lenders).”;

3.24	in clause 18.3(b)(i) “Clauses 16.22(b) (Charters) and” is deleted and replaced with “Clause”;

3.25	in clause 20.7(c)(i), the words “, Ocean Rig” are added after “the Owner” and before “the Sponsor” in the third line;

3.26	in schedule 2, part 3:
(a)	paragraph 1 is amended with the addition of the words “, in the case of Ocean Rig of continued compliance with the conditions precedent referred to in Schedule 2 to the Amendment and Restatement Agreement at paragraph 3.”

(b)	paragraph 5 is deleted and replaced with the following:
“5.	A certified copy of each of the Petrobras Brasil Charter and the Services Contract each duly executed.”; and
(c)	paragraph 9 is deleted;
3.27	in schedule 2, part 4, paragraph 1 is amended with the addition of the words “, in the case of Ocean Rig of continued compliance with the conditions precedent referred to in Schedule 2 to the Amendment and Restatement Agreement at paragraph 3.”

3.28	in schedule 2, part 5:
(a)	new paragraphs 2 and 3 are inserted as follows (and the subsequent paragraphs in that part 5 are re-numbered accordingly):
“2.	Evidence that the requirements and obligations under Clause 16.36 (Petrobras Brasil Charter and Services Contract) have, in the opinion of the Facility Agent (acting on the instructions of all of the Lenders), been satisfied.

3.	Duly executed originals (other than any Petrobras Brasil Charter transfer agreement or bareboat charter agreement, certified copies of which shall be provided, and other than the tax opinions referred to in Clause 16.36(b)(iii) above, copies of which shall be provided) of each of the documents required pursuant to Clause 16.36 (Petrobras Brasil Charter and Services Contract), notarised, legalised and/or apostilled as necessary.”;
(b)	old paragraph 3 (new paragraph 5) is amended by deleting the reference to “and the Appointment of Judicial Representative”;

(c)	a new paragraph 8 is inserted as follows (and the other subsequent paragraphs in that part renumbered accordingly):
“8.	A legal opinion of Brazilian counsel approved by the Facility Agent in relation to Petrobras Brasil’s due execution of the Petrobras Brasil Charter and Services Contract.”;
(d)	at the end of old paragraph 7 (new paragraph 10), the words “or any of the documents required pursuant to Clause 16.36 (Petrobras Brasil Charter and Services Contract)” are added before “being delivered on the Delivery Loan Utilisation Date”;

(e)	old paragraph 12 is deleted;

(f)	old paragraph 21 is amended by adding the word “draft” before the words “technical memorandum”; and

(g)	a new paragraph 27 is inserted as follows:
“27.	Provision of a tax opinion from the Owner’s tax advisers (which may be disclosed to the Finance Parties) in respect of potential withholding and income tax payable under the Transaction Documents in form and substance satisfactory to each of the Finance Parties.”; and
3.29	all references to “Approved Petrobras Charter” in:
(a)	the definition of “Vessel and Sister Vessel Drilling Charter Date” in clause 1.1;

(b)	clause 4.2(c)(i)(B); and

(c)	clause 6.2(k),
are amended to be references to “Approved Kithira Petrobras Charter”.

4.	RESERVATION OF RIGHTS

Each Finance Party reserves any other right or remedy it may have now or subsequently. This Agreement does not constitute a waiver of any right or remedy other than in relation to the specific amendments expressly given under this Agreement.

5.	FINANCE DOCUMENTS

5.1	This Agreement is a Finance Document for the purposes of the Credit Agreement.

5.2	The Parties each agree that on and from the Effective Date each reference in the Finance Documents to the Credit Agreement shall be construed as a reference to that document as amended in accordance with the terms of this Agreement.

5.3	Save as expressly provided in this Agreement, each of the Parties confirms that each of the Finance Documents to which it is a party remains in full force and effect.

6.	SPONSOR AND OCEAN RIG CONFIRMATION

The Sponsor and Ocean Rig each confirm that notwithstanding the amendments contemplated by this Agreement their obligations, in the case of the Sponsor arising under the Sponsor Construction and Post-Delivery Guarantee, and in the case of Ocean Rig arising under the Ocean Rig Guarantee, shall remain unaffected and in full force and effect.

7.	NOTICES

Any notices or other communication under or in connection with this Agreement shall be made as provided in clause 33 (Notices) of the Credit Agreement.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it, are governed by and shall be construed in accordance with English law and the Parties irrevocably submit to the jurisdiction of the Courts of England and Wales, including in connection with any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement.

10.	JURISDICTION

10.1	The English courts have jurisdiction to settle any dispute in connection with this Agreement.

10.2	The English courts are the most appropriate and convenient courts to settle any such dispute.

10.3	This paragraph is for the benefit of the Parties to this Agreement only. To the extent allowed by law, the Lenders and the Administrative Parties may take:
(a)	proceedings in any other court; and

(b)	concurrent proceedings in any number of jurisdictions.

11.	SERVICE OF PROCESS

11.1	Each of the Owner, the Sponsor and Ocean Rig irrevocably appoint Ince Process Agents Ltd of International House, 5th Floor, 1st Katherine’s Way, London, El W 1AY (attn: Mr. Michael Volikas) as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

11.2	If any person appointed as process agent under this Clause 11 (Service of Process) is unable for any reason to act as agent for service of process, the Owner, the Sponsor or Ocean Rig as relevant must forthwith (and in any event within five (5) days of the event taking place) appoint another agent on terms acceptable to the Facility Agent (acting reasonably). Failing this, the Facility Agent may appoint another process agent for this purpose.

11.3	The Owner, the Sponsor and Ocean Rig each agree that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

11.4	This Clause 11 (Service of Process) does not affect any other method of service allowed by law.

12.	THIRD PARTY RIGHTS

Other than the Lenders, a person who is not a Party has no right under the Contracts (Rights of Third Parties Act) 1999 to enforce or enjoy the benefit of any term of this Agreement.
This Agreement has been entered into by the Parties on the day and year first above written.

SCHEDULE 1
ORIGINAL LENDERS
Deutsche Bank AG, London Branch
Eksportfinans ASA
The Export-Import Bank of Korea
DVB Bank SE, Nordic Branch
Helaba Landesbank Hessen-Thüringen Girozentrale, New York Branch

SCHEDULE 2
CONDITIONS PRECEDENT
1.	An original of this Agreement duly executed by the Parties.

2.	A copy of the Petrobras Brasil Charter and the Services Contract, each duly executed, with a certified copy of each to follow as soon as possible following the Effective Date.

3.	A certificate of duly authorised representative of each of the Owner, the Sponsor and Ocean Rig:
(a)	attaching a copy of a resolution of the board of directors of each of the Owner, the Sponsor and Ocean Rig as relevant:
(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it executes this Agreement;

(ii)	authorising a specified person or persons to execute on its behalf this Agreement; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement,

together with a copy of the related shareholder resolutions of the Owner, and in each case confirming the copy to be a true copy and as being in full force and effect and not amended or rescinded; and
(b)	confirming that the specimen signatures of each person authorised by the resolutions referred to in paragraph 3(a) above and that have been provided in connection with the Amendment and Restatement Agreement are true, accurate and up-to-date.
4.	A power of attorney of each of the Owner, the Sponsor and Ocean Rig issued, and not amended or rescinded, authorising the execution by the attorneys named therein of this Agreement.

5.	Evidence of appointment of process agent by each of Ocean Rig, the Owner and the Sponsor in relation to this Agreement.

6.	Legal opinions from:
(a)	Allen & Overy LLP, London in relation to matters of English law; and

(b)	Seward & Kissel LLP, in relation to Ocean Rig, the Owner, the Sponsor and matters of Marshall Islands law.
7.	A legal opinion from Allen & Overy LLP, English legal advisers to GIEK, addressed to Eksportfinans and concerning certain provisions of the GIEK Guarantee.

SCHEDULE 3
FORM OF EFFECTIVE DATE NOTICE
Amendment Agreement in relation to a credit agreement (the Agreement) dated 18 July 2008 as amended from time-to-time in respect of the drillship under construction with Hull Number 1866 (the Amendment Agreement)
We refer to the Amendment Agreement. Terms not defined herein are as defined in the Amendment Agreement.
Pursuant to clause 2 of the Amendment Agreement, we hereby confirm that the conditions precedent set out in Schedule 2 (Conditions Precedent) to the Amendment Agreement have been satisfied. Accordingly, the Effective Date shall be 2011.
For and on behalf of
Deutsche Bank Luxembourg S.A.
in its capacity as Facility Agent

By:
Title:

SIGNATORIES
SKOPELOS — AMENDMENT AGREEMENT TO CREDIT AGREEMENT

Owner

Signed by	/s/ DIMITRIOS GLYNOS
as attorney for
DRILLSHIP SKOPELOS OWNERS INC.

Sponsor

Signed by	/s/ DIMITRIOS GLYNOS
as attorney for
DRYSHIPS INC.

Ocean Rig

Signed by	/s/ DIMITRIOS GLYNOS
as attorney for
OCEAN RIG UDW INC.

The Bookrunner and the Mandated Lead Arranger

By: /s/ Illegible	/s/ Daniel Pietrzak Daniel Pietrzak Managing Director
as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH
The Swap Bank

By: /s/ Illegible	/s/ Daniel Pietrzak Daniel Pietrzak Managing Director
as authorised signatory for
DEUTSCHE BANK AG, LONDON BRANCH
The Facility Agent for itself and on behalf of each Lender

By: /s/ Illegible	/s/ Marlene Heinemann

as authorised signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee
By: /s/ Tilman Stein	/s/ Carla Roth

as authorised signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT